Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
LDK Solar Co., Ltd.:
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG
Hong Kong, China
September 19, 2008